Exhibit 99.1

Saia Reports Record Second Quarter Earnings per Share of $1.15

JOHNS CREEK, GA. – August 1, 2018 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2018 financial results. Diluted earnings per share were $1.15 for the second quarter compared to $0.68 per diluted share in the second quarter of 2017.

Second Quarter 2018 Compared to Second Quarter 2017 Results

•	Record quarterly revenue of $429 million, an 17.7% increase
•	LTL Shipments and Tonnage rose 4.3% and 7.7%, respectively
•	LTL Revenue per hundredweight increased 9.6%
•	Operating ratio improved by 160 basis points to 90.3%
•	Operating income rose 40% to a record $41.6 million
•	Net income rose 72% to $30.3 million

“I am pleased to announce record quarterly revenue and earnings for the second quarter of 2018”, said Saia President and Chief Executive Officer, Rick O’Dell.  “While the freight environment was robust in the period, our results were primarily driven by our work on mix management and yield improvement initiatives across our customer base.  Contractual renewals were up 9.1% in the quarter, contributing to our overall increase in revenue per hundredweight of 9.6%,” O’Dell continued.

“We have opened three new terminals in 2018 and have plans to open three more by year end.  Our high service levels and expanded geographic reach position us well for continued share gains in the LTL marketplace,” concluded Mr. O’Dell.

Financial Position and Capital Expenditures

Total debt was $155.0 million at June 30, 2018 and inclusive of the cash on-hand, net debt to total capital was 19.4%.  This compares to total debt of $148.4 million and net debt to total capital of 22.3% at June 30, 2017.

Net capital expenditures in the first half of 2018 were $140.6 million including equipment acquired with capital leases.  This compares to $155.1 million in net capital expenditures in the first half of 2017.  The Company currently plans net capital expenditures in 2018 of approximately $265 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:30 a.m. Eastern Time. To participate in the call, please dial 877-260-1479 or 334-323-0522 referencing conference ID #9757810.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through Wednesday, August 29, 2018 at 1:30 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 157 terminals across 40 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes, potential changes to the North American Free Trade Agreement and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) disruption in or failure of the Company’s technology including services essential to operations of the Company and/or cyber security risk;  (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,189	$4,720
Accounts receivable, net (1)	200,644	170,278
Prepaid expenses and other	30,854	28,251
Total current assets	232,687	203,249

PROPERTY AND EQUIPMENT:
Cost	1,419,359	1,289,994
Less: accumulated depreciation	594,678	554,214
Net property and equipment	824,681	735,780
OTHER ASSETS	28,590	28,286
Total assets	$1,085,958	$967,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable (1)	$71,045	$57,438
Wages and employees' benefits	46,739	39,748
Other current liabilities	70,954	55,657
Current portion of long-term debt	16,839	14,083
Total current liabilities	205,577	166,926

OTHER LIABILITIES:
Long-term debt, less current portion	138,161	118,833
Deferred income taxes	63,419	59,423
Claims, insurance and other	38,827	39,639
Total other liabilities	240,407	217,895

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	252,536	246,454
Deferred compensation trust	(3,494)	(3,486)
Retained earnings (1)	390,906	339,500
Total stockholders' equity	639,974	582,494
Total liabilities and stockholders' equity	$1,085,958	$967,315

(1) - These accounts have been retrospectively adjusted for the January 1, 2018 adoption of the Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2018 and 2017
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2018	2017 (1)	2018	2017 (1)
OPERATING REVENUE	$428,732	$364,404	$821,537	$687,494

OPERATING EXPENSES:
Salaries, wages and employees' benefits	220,406	196,388	431,530	377,291
Purchased transportation	34,113	28,639	64,029	49,459
Fuel, operating expenses and supplies	84,745	66,092	163,539	130,082
Operating taxes and licenses	12,794	10,875	24,944	21,457
Claims and insurance	9,910	10,426	20,101	19,475
Depreciation and amortization	25,241	22,182	48,271	42,269
Loss (gain) from property disposals, net	(42)	116	(21)	248
Total operating expenses	387,167	334,718	752,393	640,281

OPERATING INCOME	41,565	29,686	69,144	47,213

NONOPERATING EXPENSES (INCOME):
Interest expense	1,454	1,538	2,680	2,449
Other, net	(142)	90	(245)	188
Nonoperating expenses, net	1,312	1,628	2,435	2,637

INCOME BEFORE INCOME TAXES	40,253	28,058	66,709	44,576
Income tax expense	9,972	10,487	15,303	15,610
NET INCOME	$30,281	$17,571	$51,406	$28,966

Average common shares outstanding - basic	25,766	25,501	25,732	25,477
Average common shares outstanding - diluted	26,354	26,000	26,326	25,982

Basic earnings per share	$1.18	$0.69	$2.00	$1.14
Diluted earnings per share	$1.15	$0.68	$1.95	$1.12

(1) - Second quarter and six months 2017 amounts have been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2018 and 2017
(Amounts in thousands)
(Unaudited)
	Six Months
	2018	2017
OPERATING ACTIVITIES:
Net cash provided by operating activities	$112,118	$79,317
Net cash provided by operating activities	112,118	79,317

INVESTING ACTIVITIES:
Acquisition of property and equipment	(118,573)	(127,330)
Proceeds from disposal of property and equipment	418	923
Net cash used in investing activities	(118,155)	(126,407)

FINANCING ACTIVITIES:
Repayment of long-term debt	–	(3,571)
Borrowing of revolving credit agreement, net	7,000	55,014
Proceeds from stock option exercises	4,165	1,288
Shares withheld for taxes	(1,321)	(1,211)
Other financing activity	(7,338)	(5,570)
Net cash provided by financing activities	2,506	45,950

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,531)	(1,140)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,720	1,539
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,189	$399

NON-CASH ITEMS:
Equipment financed with capital leases	$22,422	$28,691

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2018 and 2017
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2018	2017	Change	2018	2017	Change
Workdays				64	64
Operating ratio (1)	90.3%	91.9%
LTL tonnage (2)	1,278	1,187	7.7	19.97	18.54	7.7
LTL shipments (2)	1,866	1,788	4.3	29.15	27.94	4.3
LTL revenue/cwt.	$16.44	$14.99	9.6
LTL revenue/shipment	$225.24	$199.00	13.2
LTL pounds/shipment	1,370	1,327	3.2
LTL length of haul (3)	837	806	3.8

(1)	Second quarter 2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

(2) In thousands.

(3) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.  2017 LTL operating statistics have been restated to reflect this presentation.